UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2007

ESS TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

California	0-26660	94-2928582
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48401 FREMONT BOULEVARD
FREMONT, CA	94538
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (510) 492-1088
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
On February 16, 2007, ESS Technology, Inc. (“ESS” or the “Company”) issued a press release regarding the Asset Purchase Agreement entered into by and among the Company, ESS Technology International, Inc. (“ESS-Cayman”) and Silicon Integrated Systems Corporation (“SiS-US”), and also a separate Asset Purchase Agreement by and among the Company, ESS-Cayman and SiS Holding Limited (“SiS-Cayman,” and collectively with SiS-US, “SiS”), pursuant to which ESS sold its HD-DVD and Blu-ray DVD technologies and related assets to SiS. A copy of the press release is attached hereto as Exhibit 99.1.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On February 15, 2007, ESS entered into an Asset Purchase Agreement by and among the Company, ESS-Cayman and SiS-US, and also a separate Asset Purchase Agreement by and among the Company, ESS-Cayman and SiS-Cayman, pursuant to which ESS sold its HD-DVD and Blu-ray DVD technologies and related assets to SiS. The aggregate purchase price paid was $13,500,000.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On February 16, 2007, the Board of Directors elected Bruce J. Alexander to serve as a member of the Board of Directors. There is no arrangement or understanding between Mr. Alexander and any other persons pursuant to which Mr. Alexander was selected as a director. Mr. Alexander was named as a member of the Audit Committee. Mr. Alexander was granted an option to purchase 40,000 shares of common stock under the Company’s 1995 Directors Stock Option Plan. Thereafter, on the date of each annual meeting of shareholders for so long as he continues to serve on the Board of Directors, Mr. Alexander will automatically be granted an additional option to purchase 10,000 shares of common stock, provided he has then served as a member of the Board of Directors for at least six months. As a member of the Audit Committee, Mr. Alexander will also be granted, on the date of each annual meeting of shareholders, an additional option to purchase 5,000 shares of common stock under the Company’s 1997 Equity Incentive Plan. In addition to the options described above, Mr. Alexander will receive the standard compensation for a non-employee member of the Board of Directors, which includes the following: (i) a quarterly retainer fee of $5,000; (ii) $2,000 for each regularly scheduled meeting of the Board actually attended ($1,000 if attended by telephone); and (iii) $500 for each special meeting of the Board actually attended where Board action is required. Mr. Alexander will also receive a $2,000 quarterly retainer fee for his membership on the Audit Committee.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     99.1 Press Release dated February 16, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2007	ESS TECHNOLOGY, INC.
	By:	/s/ Robert L. Blair
Robert L. Blair
President and Chief Executive Officer

EXHIBIT INDEX
     99.1 Press Release dated February 16, 2007.